Exhibit 99.1

Myers Industries Announces First Quarter 2024 Results

Newly acquired Signature Systems delivers strong results due to Infrastructure tailwinds.

Management maintains full-year outlook guiding to lower end of earnings-per-share range, based on Q1 results and weakness in Automotive Aftermarket, Vehicle and Consumer end markets.

Additional Self-Help actions to be taken in near term to improve EBITDA while executing five-year roadmap as outlined during recent Investor Day.

May 7, 2024, Akron, Ohio - Myers Industries Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel and under-vehicle service industry, today announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

•
Net sales of $207.1 million compared with $215.7 million in the prior-year period
•
GAAP gross margin of 31.0%, down 190 basis points versus the prior-year period
•
Adjusted gross margin of 32.7%, down 30 basis points versus the prior-year period
•
GAAP net income per diluted share of $0.09 compared with $0.35 in the prior-year period
•
Adjusted earnings per diluted share of $0.21 compared with $0.38 in the prior-year period
•
Cash flow provided by operations was $20.3 million and free cash flow was $14.6 million

President and CEO Mike McGaugh commented, “At our inaugural Investor Day, seven weeks ago, we presented a clear five-year roadmap for Myers Industries, outlining the Company’s direction and the compelling opportunity for our stakeholders. We also addressed that some end markets were still facing near-term trough or trough-like conditions. This proved to be the case with our first quarter results, which saw weak demand in our Automotive Aftermarket and Vehicle (RV and Marine) end markets. Demand in our Consumer and Food & Beverage end markets remains stable; however, first-quarter sales were impacted by a shift in orders from the first quarter to later quarters in 2024.”

McGaugh continued, “During our Investor Day, we spoke of the Strategic Lens that would guide how we approached our portfolio. The Grow part of Myers includes differentiated businesses with higher barriers to entry and stronger profit margins. An example is our recent acquisition of Signature Systems, which delivered a record quarter of results, driven by investments in Infrastructure. The Maximize Value part of Myers has businesses that are less differentiated with lower barriers to entry and smaller profit margins. In this part of the Company, we are focusing on increasing efficiencies and reducing costs.

“As I’ve consistently referenced, we will use our Self-Help playbook, including our Operational and Commercial Excellence tools, to help us weather the current demand challenges in our more cyclical end markets. To that end, we are in the process of identifying decisive actions to further reduce costs and improve performance, targeting $7 million to $9 million in annualized cost improvements. These actions will be in addition to the previously communicated $8 million in synergies projected as part of the Signature Systems acquisition. Along with the Signature Systems synergies, the targeted savings, once identified, would result in a $15 million to $17 million improvement in total reduced annualized costs versus our current run rate.”

McGaugh concluded, “We continue to be excited about the shareholder value creation opportunities for our Company. We believe the Signature acquisition will continue to serve as a positive pivot point in the transformation of Myers. We also continue to have a cautious outlook for the near term due to demand weakness in the cyclical Vehicle and Consumer end markets. On balance, our strategy, as rolled out during Investor Day, explains how we will invest in and grow our differentiated business and how we will use cost reduction and efficiency to drive improvement in our less differentiated businesses.”

First Quarter 2024 Financial Summary

	Quarter Ended March 31,
(Dollars in thousands, except per share data)	2024	2023	% Inc (Dec)
Net sales	$207,102	$215,739	(4.0)%
Gross profit	$64,269	$71,065	(9.6)%
Gross margin	31.0%	32.9%
Operating income	$10,879	$18,957	(42.6)%
Net income	$3,503	$12,976	(73.0)%
Net income per diluted share	$0.09	$0.35	(74.3)%

Adjusted operating income	$16,643	$20,302	(18.0)%
Adjusted net income	$7,923	$13,992	(43.4)%
Adjusted earnings per diluted share	$0.21	$0.38	(44.7)%
Adjusted EBITDA	$25,140	$25,920	(3.0)%

Net sales were $207.1 million, a decrease of $8.6 million or 4.0% compared with $215.7 million for the first quarter of 2023. The decrease was the result of lower volumes in both the Material Handling and Distribution segments, as well as unfavorable mix and pricing, partially offset by $19.3 million of incremental sales from the acquisition of Signature Systems, which closed February 8, 2024.

Gross profit decreased $6.8 million, or 9.6% to $64.3 million, primarily due to lower volume/mix, pricing and the impact of acquisition-related inventory step-up amortization, partially offset by lower material costs and contributions from the acquisition of Signature. Gross margin declined 190 basis points to 31.0% compared with 32.9% for the first quarter of 2023. On an adjusted basis, gross margin declined 30 basis points to 32.7% from 33.0%. Selling, general and administrative expenses increased $1.4 million, or 2.6% to $53.5 million, primarily due to the addition of Signature, including $3.2 million higher acquisition and integration costs and $1.7 million of intangible asset amortization. SG&A as a percentage of sales increased to 25.8%, compared with 24.1% in the same period last year. Net income per diluted share, inclusive of higher interest expense, was $0.09, compared with $0.35 for the first quarter of 2023. Adjusted earnings per diluted share were $0.21, compared with $0.38 for the first quarter of 2023. Adjusted EBITDA was $25.1 million, compared with $25.9 million in the first quarter of 2023.

First Quarter 2024 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q1 2024 Results	$152.2	$22.3	14.6%		$32.5	21.4%
Q1 2023 Results	$152.6	$25.4	16.6%		$30.4	19.9%
$ Increase (decrease) vs prior year	($0.3)	($3.1)			$2.2
% Increase (decrease) vs prior year	(0.2)%	(12.2)%	-200	bps	7.1%	+150	bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $152.2 million, a decrease of $0.3 million or 0.2% compared with $152.6 million for the first quarter of 2023. Net sales decreased in the Food & Beverage, Vehicle, Consumer and Industrial end markets, offset by the acquisition of Signature Systems.

Operating income decreased 12.2% to $22.3 million, including $3.1 million of acquisition-related inventory step-up amortization, compared with $25.4 million in the first quarter of 2023. Operating income margin decreased to 14.6% compared with 16.6% for the first quarter of 2023. Adjusted EBITDA increased 7.1% to $32.5 million, compared with $30.4 million in the first quarter of 2023. SG&A expenses decreased year-over-year, primarily due to lower expenses for other professional services and lower incentive compensation and salaries, partially offset by the addition of Signature, including $1.7 million of intangible asset amortization. Adjusted EBITDA margin improved by 150 basis points, primarily attributed to the Signature acquisition, but partially dampened by a decrease in sales volume and pricing in the legacy business.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q1 2024 Results	$54.9	$0.6	1.1%		$1.4	2.5%
Q1 2023 Results	$63.2	$2.2	3.5%		$3.4	5.4%
$ Increase (decrease) vs prior year	($8.3)	($1.6)			($2.0)
% Increase (decrease) vs prior year	(13.1)%	(73.0)%	-240	bps	(59.4)%	-290	bps

Items in this table may not recalculate due to rounding

Net sales for the Distribution segment were $54.9 million, a decrease of $8.3 million or 13.1% compared with $63.2 million for the first quarter of 2023. Net sales volume and revenue were negatively impacted by demand weakness in the Automotive Aftermarket.

Operating income decreased $1.6 million to $0.6 million, compared with $2.2 million for the first quarter of 2023. Adjusted EBITDA decreased 59.4% to $1.4 million, compared with $3.4 million in the first quarter of 2023. The decrease in operating income and adjusted EBITDA was primarily due to lower volume and an unfavorable sales mix. The decrease in SG&A expenses was primarily the result of lower incentive compensation and salaries. The Distribution segment's operating income margin was 1.1%, compared with 3.5% for the first quarter of 2023. The Distribution segment’s adjusted EBITDA margin was 2.5%, compared with 5.4% for the first quarter of 2023. The Distribution segment continues to implement pricing actions to counter cost inflation and improve margin.

Balance Sheet & Cash Flow

As of March 31, 2024, the Company’s cash on hand totaled $32.7 million. Total debt as of March 31, 2024, was $409.7 million. For the first quarter of 2024, cash flow provided by operations was $20.3 million and free cash flow was $14.6 million, compared with cash flow provided by operations of $25.8 million and free cash flow of $16.7 million for the first quarter of 2023. The decrease in cash flow was driven primarily by lower income, partly offset by a net improvement in working capital. Capital expenditures for the first quarter of 2024 were $5.7 million, compared with $9.1 million for the first quarter of 2023.

2024 Outlook

Based on current exchange rates, market outlook and business forecast, the Company had previously provided the following outlook for fiscal 2024:

•
Net sales growth of 15% to 20%
•
Net income per diluted share in the range of $1.05 to $1.22
•
Adjusted earnings per diluted share in the range of $1.30 to $1.45
•
Capital expenditures in the range of $35 million to $40 million
•
Effective tax rate to approximate 25%

Incorporating the first quarter results, the Company forecasts that the outlook for net sales growth, net income per diluted share and adjusted earnings per diluted share will likely be at the low end of the previously communicated ranges. Myers will continue to monitor market conditions and provide updates throughout the year

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, May 7, 2024, at 8:30 a.m. ET. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.netroadshow.com/events/login?show=557864a8&confId=63806. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (U.S. Local) 1-929-458-6194 or (U.S. Toll-Free) 1-866-813-9403 Access Code: 762753.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries Inc., based in Akron, Ohio, is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; unforeseen events, including natural disasters, unusual or severe weather events and patterns, public health crises, geopolitical crises, and other catastrophic events; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended
	March 31, 2024	March 31, 2023
Net sales	$207,102	$215,739
Cost of sales	142,833	144,674
Gross profit	64,269	71,065
Selling, general and administrative expenses	53,457	52,081
(Gain) loss on disposal of fixed assets	(67)	27
Operating income (loss)	10,879	18,957
Interest expense, net	6,079	1,646
Income (loss) before income taxes	4,800	17,311
Income tax expense (benefit)	1,297	4,335
Net income (loss)	$3,503	$12,976
Net income (loss) per common share:
Basic	$0.09	$0.35
Diluted	$0.09	$0.35
Weighted average common shares outstanding:
Basic	36,908,169	36,564,775
Diluted	37,123,019	36,815,956

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash	$32,730	$30,290
Trade accounts receivable, net	130,431	113,907
Other accounts receivable, net	8,818	14,726
Inventories, net	105,035	90,844
Other current assets	6,683	6,854
Total Current Assets	283,697	256,621
Property, plant, & equipment, net	135,155	107,933
Right of use asset - operating leases	34,560	27,989
Goodwill and intangible assets, net	479,063	140,521
Deferred income taxes	209	209
Other assets	14,452	8,358
Total Assets	$947,136	$541,631
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$81,494	$79,050
Accrued expenses	53,813	53,523
Operating lease liability - short-term	6,708	5,943
Finance lease liability - short-term	604	593
Long-term debt - current portion	19,581	25,998
Total Current Liabilities	162,200	165,107
Long-term debt	381,045	31,989
Operating lease liability - long-term	27,195	22,352
Finance lease liability - long-term	8,461	8,615
Other liabilities	13,476	12,108
Deferred income taxes	63,108	8,660
Total Shareholders' Equity	291,651	292,800
Total Liabilities & Shareholders' Equity	$947,136	$541,631

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2024	2023
Cash Flows From Operating Activities
Net income	$3,503	$12,976
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	8,497	5,618
Amortization of deferred financing costs	231	78
Amortization of acquisition-related inventory step-up	3,115	—
Non-cash stock-based compensation expense	682	1,904
(Gain) loss on disposal of fixed assets	(67)	27
Other	(6)	(827)
Cash flows provided by (used for) working capital
Accounts receivable - trade and other, net	7,964	3,181
Inventories	186	(8,778)
Prepaid expenses and other current assets	885	1,220
Accounts payable and accrued expenses	(4,720)	10,387
Net cash provided by (used for) operating activities	20,270	25,786
Cash Flows From Investing Activities
Capital expenditures	(5,707)	(9,091)
Acquisition of business, net of cash acquired	(348,890)	(160)
Proceeds from sale of property, plant, and equipment	75	33
Net cash provided by (used for) investing activities	(354,522)	(9,218)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	(11,000)	(5,200)
Proceeds from Term Loan A	400,000	—
Repayments of senior unsecured notes	(38,000)	—
Payments on finance lease	(143)	(129)
Cash dividends paid	(5,345)	(5,274)
Proceeds from issuance of common stock	2,408	1,132
Shares withheld for employee taxes on equity awards	(1,874)	(1,999)
Deferred financing fees	(9,172)	—
Net cash provided by (used for) financing activities	336,874	(11,470)
Foreign exchange rate effect on cash	(182)	4
Net increase (decrease) in cash	2,440	5,102
Beginning Cash	30,290	23,139
Ending Cash	$32,730	$28,241

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$152,225	$54,894	$207,119	$(17)	$207,102
Net income					3,503
Net income margin					1.7%

Gross profit					64,269
Add: Restructuring expenses and other adjustments					241
Add: Acquisition-related inventory step-up					3,115
Adjusted gross profit					67,625
Gross margin as adjusted					32.7%

Operating income (loss)	22,256	605	22,861	(11,982)	10,879
Operating income margin	14.6%	1.1%	11.0%	n/a	5.3%
Add: Restructuring expenses and other adjustments	241	—	241	—	241
Add: Acquisition and integration costs	98	—	98	3,312	3,410
Add: Acquisition-related inventory step-up	3,115	—	3,115	—	3,115
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Less: Environmental reserves, net(2)	—	—	—	(300)	(300)
Adjusted operating income (loss)(1)	25,008	605	25,613	(8,970)	16,643
Adjusted operating income margin	16.4%	1.1%	12.4%	n/a	8.0%

Add: Depreciation and amortization	7,525	773	8,298	199	8,497
Adjusted EBITDA	$32,533	$1,378	$33,911	$(8,771)	$25,140
Adjusted EBITDA margin	21.4%	2.5%	16.4%	n/a	12.1%

(1) Includes gross profit adjustments of $3,356 and SG&A adjustments of $2,408
(2) Includes environmental charges of $0 net of probable insurance recoveries of $300

	Quarter Ended March 31, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$152,562	$63,185	$215,747	$(8)	$215,739
Net income					12,976
Net income margin					6.0%

Gross profit					71,065
Add: Restructuring expenses and other adjustments					102
Adjusted gross profit					71,167
Gross margin as adjusted					33.0%

Operating income (loss)	25,351	2,237	27,588	(8,631)	18,957
Operating income margin	16.6%	3.5%	12.8%	n/a	8.8%
Add: Restructuring expenses and other adjustments	421	179	600	10	610
Add: Acquisition and integration costs	—	109	109	126	235
Less: Environmental reserves, net(2)	—	—	—	500	500
Adjusted operating income (loss)(1)	25,772	2,525	28,297	(7,995)	20,302
Adjusted operating income margin	16.9%	4.0%	13.1%	n/a	9.4%

Add: Depreciation and amortization	4,599	873	5,472	146	5,618
Adjusted EBITDA	$30,371	$3,398	$33,769	$(7,849)	$25,920
Adjusted EBITDA margin	19.9%	5.4%	15.7%	n/a	12.0%

(1) Includes gross profit adjustments of $102 and SG&A adjustments of $1,243
(2) Includes environmental charges of $1,600 net of probable insurance recoveries of $1,100

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2024	2023
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$10,879	$18,957
Restructuring expenses and other adjustments	241	610
Acquisition and integration costs	3,410	235
Acquisition-related inventory step-up	3,115	—
Insurance recovery of legal fees	(702)	—
Environmental reserves, net	(300)	500
Adjusted operating income (loss)	$16,643	$20,302

Adjusted EBITDA reconciliation:
Net income (loss)	$3,503	$12,976
Income tax expense (benefit)	1,297	4,335
Interest expense, net	6,079	1,646
Operating income (loss)	10,879	18,957
Depreciation and amortization	8,497	5,618
Restructuring expenses and other adjustments	241	610
Acquisition and integration costs	3,410	235
Acquisition-related inventory step-up	3,115	—
Insurance recovery of legal fees	(702)	—
Environmental reserves, net	(300)	500
Adjusted EBITDA	$25,140	$25,920

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$20,270	$25,786
Capital expenditures	(5,707)	(9,091)
Free cash flow	$14,563	$16,695

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2024	2023
Adjusted net income (loss) reconciliation:
Net income (loss)	$3,503	$12,976
Income tax expense (benefit)	1,297	4,335
Income (loss) before income taxes	4,800	17,311
Restructuring expenses and other adjustments	241	610
Acquisition and integration costs	3,410	235
Acquisition-related inventory step-up	3,115	—
Insurance recovery of legal fees	(702)	—
Environmental reserves, net	(300)	500
Adjusted income (loss) before income taxes	10,564	18,656
Income tax expense, as adjusted (1)	(2,641)	(4,664)
Adjusted net income (loss)	$7,923	$13,992

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.09	$0.35
Restructuring expenses and other adjustments	0.01	0.02
Acquisition and integration costs	0.09	0.01
Acquisition-related inventory step-up	0.08	—
Insurance recovery of legal fees	(0.02)	—
Environmental reserves, net	(0.01)	0.01
Adjusted effective income tax rate impact	(0.03)	(0.01)
Adjusted earnings per diluted share(2)	$0.21	$0.38

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 25% and in 2023 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GUIDANCE FOR FULL YEAR ADJUSTED EARNINGS PER DILUTED SHARE

(UNAUDITED)

	Full Year 2024 Guidance
	Low	High
GAAP diluted net income per common share	$1.05	$1.22
Add: Net restructuring expenses and other adjustments	0.10	0.07
Add: Acquisition and integration costs (3)	0.24	0.24
Less: Insurance recovery of legal fees	(0.02)	(0.02)
Less: Environmental reserves, net	(0.01)	(0.01)
Less: Adjusted effective income tax rate impact (1)	(0.06)	(0.05)
Adjusted earnings per diluted share (2)	$1.30	$1.45

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding.
(3) Includes acquisition-related inventory step-up costs